Exhibit 99.1

CORONADO BIOSCIENCES, INC. ANNOUNCES THE PRICING OF PUBLIC OFFERING OF COMMON STOCK

Burlington, MA – June 22, 2012 – Coronado Biosciences, Inc. (NASDAQ: CNDO), a biopharmaceutical company focused on the development of novel immunotherapy biologic agents for the treatment of autoimmune diseases and cancer, announced today the pricing of its underwritten public offering of 5,000,000 shares of its common stock at a price to the public of $5.00 per share for gross proceeds to Coronado of $25.0 million. Coronado expects to receive approximately $23.0 million in net proceeds from the offering, after deducting underwriting discount and estimated offering expenses. The Company also has granted the underwriters a 30-day option to purchase up to an aggregate of 750,000 additional shares of common stock to cover over-allotments, if any. The offering is expected to close on June 27, 2012, subject to customary closing conditions.

Oppenheimer & Co. Inc. and Roth Capital Partners are acting as joint book-running managers for the offering. National Securities Corporation is acting as an underwriter for the offering. The Company expects to use the net proceeds from the sale of the shares primarily to fund clinical trials for the Company’s product candidates, to fund the Company’s research and development activities, for working capital and general corporate purposes.

The offering is being made pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission. A prospectus relating to the offering will be filed with the SEC and will be available at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, and there shall not be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Copies of the prospectus may be obtained by sending a request to the offices of Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY, 10004, (212) 667-8563, EquityProspectus@opco.com, or Roth Capital Partners, LLC, Attention: Equity Capital Markets, 888 San Clemente Drive, Newport Beach, CA 92660, (800) 678-9147, rothecm@roth.com.

About Coronado Biosciences

Coronado Biosciences is engaged in the development of novel immunotherapy biologic agents. The company’s two principal pharmaceutical product candidates in clinical development are: TSO (Trichuris suis ova or CNDO-201), a biologic for the treatment of autoimmune diseases, such as Crohn’s disease, ulcerative colitis and multiple sclerosis; and CNDO-109, a biologic that activates natural killer (NK) cells, for the treatment of acute myeloid leukemia (AML) and solid tumors. For more information, please visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the company’s product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated risks relating to the results of research and development activities, uncertainties relating to preclinical and clinical testing, financing and strategic agreements and relationships, the early stage of products under development, our need for substantial additional funds, government regulation, patent and intellectual property matters; our dependence on third party suppliers and competition, as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact Information:

Investor Relations

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-238-6619; ir@coronadobio.com

Marcy Nanus, Vice President

The Trout Group, LLC.

646-378-2927; mnanus@troutgroup.com

Media Relations

Dennis S. Dobson Jr., CEO

Dobson Media Group

203-258-0159; dobsonpr@erols.com